Exhibit 5.1

101 Park Avenue
Suite 1700
New York, NY 10178

Tel (212) 878-7900
Fax (212) 692-0940

www.foxrothschild.com

November 20, 2023

Cyclo Therapeutics, Inc.

6714 NW 16th Street, Suite B

Gainesville, Florida 32563

Re:	Registration Statement on Form S-4 (Registration No. 333-275371)

Ladies and Gentlemen:

We have acted as counsel to Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-275371) (the “Registration Statement”), relating to the registration of shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of September 21, 2023 (the “Merger Agreement”), by and among the Company, Cameo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Applied Molecular Transport Inc., a Delaware corporation (“AMTI”), which provides, among other things, that Merger Sub will merge with and into AMTI, with AMTI surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”). The Registered Shares consist of (i) shares of Common Stock issuable at the effective time of the Merger (the “Merger Shares”) pursuant to Section 2.01(c) of the Merger Agreement, relating to shares of AMTI common stock outstanding at the effective time of the Merger and (ii) shares of Common Stock issuable upon exercise of the options (the “Rollover Options”) resulting from the conversion of AMTI stock options outstanding at the effective time of the Merger pursuant to Section 2.03(a)(i) of the Merger Agreement (the “Option Shares”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, (2) the Merger Agreement, (3) the Company’s Articles of Incorporation, as amended to date, (4) the Company’s Bylaws, (5) certain resolutions of the Board of Directors of the Company and (6) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of each certificate issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

Based upon and subject to the foregoing, we are of the opinion that:

1.

Each Merger Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) a certificate representing such Merger Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Merger Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Merger Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

2.

Each Option Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the DGCL and (iii) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Option Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Option Share to the person entitled thereto, in each case upon exercise of the Rollover Option and against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the related Rollover Option and any applicable agreement or plan pertaining to such Rollover Option.

Our opinion herein is expressed solely with respect to the Chapter 78 of the Nevada Revised Statutes (including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules, or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form S-4/A and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Fox Rothschild LLP